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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 30, 1998


                               THE BOEING COMPANY
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             (Exact name of registrant as specified in its charter)

       Delaware                       1-442                      91-0425694
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    (State or Other           (Commission File No.)            (IRS Employer
    Jurisdiction of                                          Identification No.)
    Incorporation)

                          7755 East Marginal Way South
                            Seattle, Washington 98108
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          (Address of Principal Executive Offices, Including Zip Code)

                                 (206) 655-2121
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.       OTHER EVENTS

         The following description of common stock, par value $5.00 per share (the "Common Stock"), updates and supersedes the description of Common Stock contained in the Company's Registration Statement on Form 10 (Registration No. 1-442) filed with the Securities and Exchange Commission (the "Commission") on April 20, 1935, including any amendments or reports filed prior to the date hereof for the purpose of updating such description. The following description is a summary, does not purport to be complete or to give a complete description of applicable statutory or common law, and is subject in all respects to the applicable provisions of law, and to the Company's Restated Certificate of Incorporation (the "Certificate"), and the Company's Amended and
Restated By-Laws (the "By-Laws"), which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

                           DESCRIPTION OF COMMON STOCK

         The total number of shares of capital stock of the Company authorized by the Certificate is 1,220,000,000 consisting of 1,200,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors of the Company (the "Board") out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any Preferred Stock which may be issued and to restrictions contained in agreements to which the Company is a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. All holders of the Common Stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. Generally, the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders' meeting is required for shareholder action, except in the circumstances outlined below.

         In addition to any affirmative vote required by law or by the Certificate, certain "business combinations," as defined in the Certificate, must be approved by the affirmative vote of at least 75% of the voting stock, unless a minimum price is received by all shareholders or certain other conditions are met. Other provisions in the By-Laws and in the Certificate may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Common Stock. Such provisions include staggered terms of directors of the Company and the requirement for the vote of at least 75% of the outstanding shares of voting stock to amend certain provisions of the By-Laws and the Certificate regarding the method of filling vacancies on the Board, cumulative voting, notice requirements for meetings, removal of directors, future issuances of Preferred Stock, if any, and other matters.


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         The Certificate authorizes the Board, without any further approval, to
(i) divide the Preferred Stock into series, (ii) designate each such series,
(iii) fix and determine dividend rights, (iv) determine the price, terms and conditions on which shares of Preferred Stock may be redeemed, (v) determine the amount payable to holders of Preferred Stock in the event of voluntary or involuntary liquidation, (vi) determine any sinking fund provisions, and (vii) establish any voting, preemption or conversion privileges.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statement of businesses acquired:  not applicable

         (b)      Pro forma financial information:  not applicable

         (c)      Exhibits:

      EXHIBIT NO.                     DESCRIPTION

         4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(iii) to the Registrant's Quarterly Report on Form 10-Q (File No. 1-442) for the quarterly period ended June 30, 1997).

         4.2 By-Laws of the Registrant, amended as of August 26, 1996 (incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement (No. 333-15001) on Form S-4 filed with the Commission on October 29, 1996).

                                    SIGNATURE

         Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   THE BOEING COMPANY


Dated:  January 30, 1998
                                   By   /s/ Kathryn A. Brown
                                     --------------------------------------
                                     Kathryn A. Brown, Assistant Corporate
                                     Secretary and Counsel


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     EXHIBIT NO.                   DESCRIPTION

         4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(iii) to the Registrant's Quarterly Report on Form 10-Q (File No. 1-442) for the quarterly period ended June 30, 1997).

         4.2 By-Laws of the Registrant, amended as of August 26, 1996 (incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement (No. 333-15001) on Form S-4 filed with the Commission on October 29, 1996).